UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported under our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2017 (the “Prior Form 8-K”), on December 12, 2017, Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), a company organized under the laws of the People’s Republic of China (the “PRC”), entered into (i) a Share Transfer Agreement (the “Share Transfer Agreement”) with Mr. Wang Xinhuo, sole shareholder of Jinhua An Kao, as defined below (the “Transferor”) and (ii) a Supplementary Agreement (the “Supplementary Agreement”) with the Transferor, pursuant to which Kandi Vehicles agreed to purchase all the equity interests of Jinhua An Kao Power Technology Co., Ltd., a company organized under the laws of the PRC (“Jinhua An Kao”). The consummation of the transactions contemplated in the Share Transfer Agreement and Supplementary Agreement took place on January 3, 2018. The acquisition is for the purpose of growing the Company’s business through vertical integration.

Pursuant to the terms of the Share Transfer Agreement, Kandi Vehicles acquired all the equity interests of Jinhua An Kao for a purchase price of approximately RMB25.93 million (approximately $3.9 million) in cash to the Transferor. In addition, pursuant to the Supplementary Agreement, the Company issued 2,959,837 shares of restrictive stock or 6.2% of the Company’s total outstanding shares of the common stock, on a pre-transaction basis, to the Transferor and his designees at the closing. The other aggregate of 2,959,837 shares of the restrictive stock are make good shares for the undertaking of Jinhua An Kao to achieve no less than a total of RMB120,000,000 (approximately $18.1 million) net income over the course of the following three years.

The Transferor has no relationship to the Company other than in connection with this transaction.

2

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018	KANDI TECHNOLOGIES GROUP, INC. (Registrant)

	By:	/s/ Hu Xiaoming
Hu Xiaoming
President and Chief Executive Officer

3